Exhibit 10.3
                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made as of this 26th day of February, 2008, by and between Transbotics Corporation., a Delaware corporation with its principal offices located at 3400 Latrobe Drive, Charlotte, North Carolina 28211 ("Company") and Claude Imbleau, an individual residing at 5015 Hardison road Charlotte, North Carolina, 28227 ("Employee")

1. Statement of Background, Purpose and Intent.
         Employee has been serving as the Chief Financial Officer of the corporation under an Employment Agreement dated March 1, 1999. This Employment Agreement is not being renewed. The purpose of this Agreement is to set forth all of the terms, conditions and duties of Mr. Imbleau's continued employment as Chief Financial Officer.

2. Employment.
         Company hereby employs Employee and Employee accepts such employment pursuant to the terms and conditions of this Agreement.

3. Duties.
         Employee shall serve as the Chief Financial Officer ("CFO") of the Company an shall perform diligently, conscientiously and to the best of his ability those executive duties as are customarily rendered by ad required of a Chief Financial Officer and such other duties as are established for him from time to time by the Company's Chief Executive Officer. Employee shall report to and discharge his duties under the supervision of the Company's Chief Executive Officer. Employee shall serve the Company faithfully and shall comply with all applicable laws, the Company's policies and procedures and prevailing commercial and industrial practices, in that order.

4. Full - time Services.
         Employee shall devote his full time, attention and best efforts to the Company's business. During the term of this Agreement, Employee shall not engage in any other business activity that, in the view of the President or the Board of Directors, would interfere with his ability to devote all time reasonably necessary to satisfactorily discharge his duties to the Company.

5. Compensation.

5.1 Base salary.
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         Company  shall pay Employee for all  services  rendered  with a current salary of $140,000 per year, payable in equal bi-monthly installments. Salary payments shall be subject to withholding and applicable taxes. Company may adjust Employee's salary each year after review by the Compensation Committee. In no event shall Employee's salary be made less than his current salary without the written consent of the Employee.

5.2 Bonus and Stock Options.
----------------------------

         The Compensation Committee may establish a yearly bonus and/or stock option plan for Employee. The Compensation Committee will set the performance goal requirements necessary to qualify for the bonus or stock options. The minimum bonus opportunity will be equal to 20% of the current annual salary.

6. Benefits.
         Company shall purchase and maintain in effect during the term hereof, major medical, health and dental insurance for Employee and his immediate family, immediate family being defined as spouse and dependent children under the age of 19 or until age 26 if a full time student. Life and long term disability insurance shall be maintained in conformance with Company policy for all employees and executive officers. The death benefit for any life insurance policy shall not be less than $1,000,000 plus one (1) year's salary. The Company shall be entitled to obtain an additional $1,000,000 policy on the employee for its benefit. Employee shall be eligible to participate in any other employee benefit that the Board of Directors may, from time to time, make available to executives or other employees of Company.

7. Vacation and Holidays.
         Employee shall be entitled to a minimum of four (4) weeks annual paid vacation during the term of this Agreement. Additional vacation time may be granted as recommended by the President and approved by the Board of Directors. Employee's vacation shall be planned and coordinated with the other executives of the Company. In addition, Employee shall be entitled to the same paid holidays, sick and personal time as are available to all other employees of the Company pursuant to its then current policies and procedures.

8. Automobile.
         Company shall provide Employee with an automobile for his use or provide a $450 monthly car allowance for use of his personal car. The Company-furnished automobile shall be not more than the cost equivalent of a standard full-size automobile. The Company shall pay for appropriate insurance, and all maintenance and operating costs whether owned by the Company or the employee. In the event this Agreement expires or terminates for any reason, except Employee's discharge for cause, the Company shall continue to provide Employee with the use and maintenance of the automobile for a period of up to one (1) year.

9. Working Facilities.
         Employee shall have an adequate private office in the Company's headquarters building and other facilities and services appropriate for his position and for the execution of his duties.

10. Expenses.
         The Company shall reimburse Employee for all actual and reasonable business related expenses incurred in the performance of his duties hereunder. Reimbursement shall be pursuant to the Company's then current policies and procedures and shall require an accounting by Employee, including presentation of receipts and vouchers.

11. Restrictive Covenants.

         11.1 Confidential Information.
         ------------------------------
         Employee acknowledges that the Company has proprietary and confidential information relating to its business, technology, products and performance that constitutes trade secrets under applicable law. Without limiting the foregoing, trade secrets shall include any non-public information concerning the Company's products, software, designs, customers, prospective customers, research and development, business methods, financial results, employees, or business strategies and plans. Confidential information hall also include all information belonging to third parties that has been disclosed or licensed to Company by or on behalf of such third parties under an obligation of confidentiality. During the term of this Agreement and for three (3) years after its expiration or termination for any reason, Employee shall keep confidential and shall not use or disclose (except as necessary to discharge his duties hereunder) any such confidential information.

         11.2 No Disparagement.
         ----------------------
         Employee agrees that during the term of this Agreement and for one year after its expiration or termination for any reason, he will not take any action or make any statement, the natural consequence of which would be to discredit the reputation of the Company or its products or services. If the Employee is terminated, the Company agrees that it will, in the case of inquiries, only provide dates of employment and position (s) held while working for the Company.

         11.3 Non-Competition.
         ---------------------
                  During the term of his Agreement and for a period of one year after its expiration or termination for any reason, Employee shall not be employed by, render services to, own, advise or assist (whether as an employee, officer, director, agent, consultant or independent contractor) any business activity or entity located in the Restricted Territory, which competes with the company, provided this provision and restriction shall apply only in the event Employee is terminated for cause as provided in paragraph 13.1 or in the event of Employee's voluntary termination of the Agreement pursuant to paragraph 12, provided Employee receives the payments and benefits provided in paragraph 12.2
         For purposes of this paragraph 11.3, a business shall be deemed to compete with the Company if the business activity which the Employee primarily assists is to provide (i) engineering or manufacturing services, including consulting services, or (ii) electronic guidance, navigation or control equipment or software, in either event related to or consisting of the design, manufacture, installation or use of automated guided vehicles for ultimate use in North America to manufacturers, integrators or end-users of automated guided vehicle systems located in North America.
         Employee acknowledges that any breach of this Agreement could cause the Company irreparable harm and, in the event of any breach or impending breach, the Company shall be entitled to the issuance of a restraining order, preliminary or permanent injunction, restraining or enjoining such breach by Employee or any entity or person acting in concert with Employee. Such remedy shall be additional to and not in limitation of any other remedy, which may be otherwise available to the Company.

         For purpose of this paragraph 11.3, the phrase "Restricted Territory" shall mean the largest territory, which may be judicially enforced of the following: (a) The world; (b) North America; (c) The United States of America; and (d) The State of North Carolina.

12. Termination on Account of Death or Disability.
         This Agreement shall automatically terminate in the event of Employee's death. The Company shall have the right to terminate this Agreement if Employee becomes permanently and totally disabled or if Employee becomes partially disabled for a period exceeding twenty-four (24) consecutive months. Disability shall be as defined by the Company's disability insurance carrier, if any, or by the Company's applicable policies

13. Termination in the Event of Change in Control or of Termination of Business.

13.1 Change of Control.
-----------------------
         Notwithstanding anything in this Agreement to the contrary, Employee may terminate this Agreement by giving thirty (30) days written notice thereof to the Company at any time within six months following the occurrence of any of the following events (each, a Change of Control or Termination of Business):
         13.1.1 The Company sells all or substantially all of its assets to a single purchaser or group of associated purchasers in a single transaction or series of related transactions; 13.1.2 At least fifty (50%) of the outstanding voting shares of the Company are sold, exchanged or otherwise disposed of in a single transaction or a series of related transactions;
         13.1.3 The Company terminates its business or liquidates its assets; or
         13.1.4 There is a merger or consolidation of the Company in a single transaction or series of related transactions pursuant to which the Company's shareholders receive less than fifty percent (50%) of the outstanding voting shares in the surviving corporation.

13.2 Severance.
---------------
         In the event a Change of Control according to paragraphs 13.1.1, 13.1.2, 13.1.3 or 13.1.4 occurs and Employee elects to terminate this Agreement, the Company shall pay severance equal to twelve (12) months base salary plus health benefits in accordance with current labor laws. Severance pay shall be paid out in equal monthly payments for twelve (12) months.

14. Term and Termination.

14.1 Termination.
-----------------

         Except as provided in this section 14.1 or in Articles 12 or 13, this Agreement shall continue in full force and effect for a period of one year beginning on the date hereof. Following the expiration of the initial term March 1, 2009, this Agreement shall renew for successive one (1) year terms unless the Company gives written notice to the Employee at least three (3) months prior to the expiration of the current term of employment. Notwithstanding the above, Employee may leave his employment and terminate this Agreement for any reason at any time, without notice. In such case no severance, salary or other reimbursement will be paid to employee after his resignation. The Company may terminate Employee and this Agreement only for cause, which shall mean conviction of a felony, malfeasance in office, or a material breach of this Agreement or unsatisfactory performance of his duties as determined by a vote of the Company's Board of Directors. Employee shall not be dismissed for cause except upon a majority vote of the Company's Board of Directors. Company may elect not to renew this Agreement for any reason. Notwithstanding anything else to the contrary in this Agreement, the provisions of Article 12 shall survive termination or expiration of this Agreement and remain fully enforceable according to their terms.

14.2 Stock Options.
-------------------
         Employee shall be entitled to retain all unexercised, unexpired stock options previously granted him, and may exercise them thereafter, according to their terms and the terms of the Stock Option Plan pursuant to which they were issued, despite the expiration or termination of this Agreement for any reason.

14.3 Severance.
---------------
         In the event the Company elects not to renew Employee's contract as provided in 14.1, or Employee elects to terminate his Employment because of an event as outlined in paragraph 13, Employee will receive severance equal to twelve (12) months base salary plus health benefits in accordance with current labor laws. Severance pay shall be paid out in equal monthly payments for twelve
(12) months, and may be withheld by the Company during any period of time in which Employee is in violation of his covenants under Article 11 (Restrictive covenants).

          In the event Employee voluntarily terminates his employment and gives at least three months prior notice of his intended departure date and thereafter, to the best of his reasonable ability, cooperates with the Company to locate, hire, and train his replacement or is terminated for cause, Employee will receive severance equal to six (6) months base salary plus health benefits in accordance with current labor laws. Severance pay shall be paid out in equal monthly payments for six (6) months, and may be withheld by the Company during any period of time in which Employee is in violation of his covenants under
Article 11 (Restrictive covenants).

14.4 Errors and Omissions Insurance.
------------------------------------
          The Company shall provide adequate Director and Officer liability insurance for Employee for the full term of this Agreement and for five (5) years after its expiration or termination.

14.5 No Public Statements.
--------------------------
         In the event this Agreement expires or terminates for any reason, the parties agree not to make any public statement concerning the same without the approval of the other, except that Company may make any public statement or filing it reasonably believes is required by law.

15. Arbitration

         Any claim or controversy arising out of or related to this Agreement, or its breach (except an action seeking a restraining order or injunction pursuant to Paragraph 12.3), shall be finally settled by binding arbitration in the City of Charlotte, North Carolina, in accordance with the then governing rules of the American Arbitration Association, Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. This Agreement shall be interpreted and construed according to the laws of the State of North Carolina. If the Arbitration panel rules in favor of the Employee, all costs for the arbitration shall be borne by the Company. If the Arbitration panel rules in favor of the Company, the costs for the arbitration shall be shared between the two parties on a 50/50 basis. Each side shall, in any event, bear the cost of its own legal counsel.

16. Assignment

         This Agreement shall be binding upon the Company, its successors and assigns, but it may not be assigned by the Company except as part of a general assignment or conveyance by the Company of substantially all of its assets or business. Employee may not assign this Agreement.

17. Entire Agreement

         This Agreement constitutes the complete understanding of the parties, all prior agreements, representations and discussions being merged herein. This Agreement may not be changed or amended orally, but only by a written agreement signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals, as of the 26 th day of February 2008.

    /s/ Claude Imbleau                                  TRANSBOTICS CORPORATION
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Claude Imbleau
                                                        /s/ Charles W. Robison
                                                        By: Charles W. Robison
                                                        Title CEO
Date:     2/26/08                                       Date: 2/26/08
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